EXHIBIT 8.1

[FORM OF FEDERAL TAX OPINION]

LUSE GORMAN, PC

A PROFESSIONAL CORPORATION

Attorneys at Law

5335 WISCONSIN AVENUE, N.W., SUITE 780

Washington, D.C. 20015

TELEPHONE (202) 274-2000

Facsimile (202) 362-2902

www.luselaw.com

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Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

120 Passaic Avenue

Fairfield, New Jersey 07004

Gentlemen:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Kearny MHC, a federal mutual holding company (the “Mutual Holding Company”) from the mutual holding company to the stock holding company form of organization (the “Conversion”), pursuant to the Plan of Conversion and Reorganization of Kearny MHC, dated September 4, 2014 (the “Plan”) and the integrated transactions described below. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.

In rendering our opinion, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and we have relied upon the accuracy of the factual matters set forth in the Plan and the Registration Statement filed by Kearny Financial Corp., a Maryland stock corporation (the “Holding Company”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion filed by the Mutual Holding Company with the Board of Governors of the Federal Reserve System (the “Federal Reserve”). In addition, we are relying on a letter from RP Financial, LC. to you, dated September 5, 2014, stating its belief as to certain valuation matters described below. Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder (the “Treasury Regulations”).

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

Our opinion is based upon the existing provisions of the Code, and the Treasury Regulations, and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions herein. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

We opine only as to the matters we expressly set forth herein, and no opinion should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Kearny Bank, Mid-Tier Holding Company (as defined below) and the Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. Kearny Bank (the “Bank”) is a federally chartered stock savings bank headquartered in Fairfield, New Jersey. The Bank was founded in 1884 as a New Jersey mutual building and loan association. It obtained federal insurance of accounts in 1939 and received a federal charter in 1941, and reorganized into the Mutual Holding Company structure in 2005. The Bank is currently a wholly owned subsidiary of Kearny Financial Corp. a federal corporation (the “Mid-Tier Holding Company”), which is a subsidiary of the Mutual Holding Company. The Mutual Holding Company is a mutual holding company with no stockholders. The depositors of the Bank are considered to be the “owners” of the Mutual Holding Company and are entitled upon the complete liquidation of the Mutual Holding Company to any liquidation proceeds after the payment of creditors.

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank adopted the Plan providing for the Conversion of the Mutual Holding

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

Company from a federal mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company, and will offer for sale shares of its common stock (the “Holding Company Common Stock”) to depositors, tax-qualified employee plans established by the Bank or the Holding Company, and members of the general public, according to the subscription priorities set forth in the Plan.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

(1)	The Mid-Tier Holding Company will organize the Holding Company as a Maryland-chartered first-tier stock holding company subsidiary.

(2)	The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the depositors of the Bank who hold liquidation interests in the Mutual Holding Company will constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(3)	Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the persons who held liquidation interests in the Mutual Holding Company will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Holding Company Liquidation Account and the Minority Shares will automatically, without further action on the part of the holders thereof, be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale shares of Holding Company Common Stock in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and in exchange for the Bank Liquidation Account.

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

Following the Conversion, a Holding Company Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to the Plan, the Holding Company Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. In turn, the Holding Company will hold the Bank Liquidation Account. The terms of the Holding Company Liquidation Account and Bank Liquidation Account, which supports the payment of the Holding Company Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in the Plan.

As part of the Conversion, all of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio in a manner that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held in Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares.

As a result of the Conversion and Offering, the Holding Company will be a publicly held corporation, will have registered the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly-owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the Conversion, plus those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, tax-qualified employee plans established by the Bank or the Holding Company, and employees, officers, directors, trustees or corporators of the Mid-Tier Holding Company or the Bank who are not eligible in the preceding categories, according to the subscription priorities set forth in the Plan. Any shares not subscribed for in the Subscription Offering may be offered for sale to certain members of the public directly by the Holding Company through a Community Offering and/or a Syndicated Community Offering. Subscription rights are nontransferable.

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

Opinions

Based on the foregoing description of the Conversion, including the MHC Merger, and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

1. The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code. (Section 368(a)(l)(A) of the Code.)

2. The constructive exchange of the Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3. No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

4. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code.)

5. Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

6. The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7. The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets of the Mutual Holding Company. (Section 1223(2) of the Code.)

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

8. The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

9. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for shares of Holding Company Common Stock or the distribution of such stock to Minority Stockholders and constructive distribution of interests in the Liquidation Account to the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

10. No gain or loss will be recognized by the Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

11. The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12. The holding period of the assets of the Mid-Tier Holding Company to be received by the Holding Company will include the holding period of those assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 1223(2) of the Code.)

13. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company Common Stock (Section 354 of the Code.)

14. Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for the Holding Company Liquidation Accounts in the Holding Company. (Section 354 of the Code.)

15. The constructive exchange of the Eligible Account Holders’ liquidation interests in the Mid-Tier Holding Company for interests in a Holding Company Liquidation Account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

16. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company Common Stock will be treated as though the fractional shares were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company. The cash

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

17. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, employees, officers, directors, trustees and corporators in the Subscription Offering upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders and other purchasers in the Subscription Offering will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

18. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Holding Company Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

19. Each shareholder’s aggregate basis in his or her Holding Company Common Stock (including fractional shares) received in the exchange will be the same as the aggregate basis of the Mid-Tier Holding Company common stock surrendered in exchange therefore. (Section 358(a) of the Code.)

20. It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

21. Each shareholder’s holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the Mid-Tier Holding Company common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Code.)

22. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

23. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Our opinions under paragraphs 17, 19 and 20 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, employees, officers, directors, trustees and corporators in the Subscription Offering have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the Subscription Offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 18 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Holding Company Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Holding Company Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Holding Company Liquidation Account with respect to each Eligible Account Holder are reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Holding Company Liquidation Account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

Boards of Directors

Kearny MHC

Kearny Financial Corp., a federal stock corporation

Kearny Financial Corp., a Maryland corporation

Kearny Bank

In addition, we are relying on a letter from RP Financial, LC. to you dated September 5, 2014, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Holding Company Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the Federal Reserve and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion; Plan of Distribution-Material Income Tax Consequences” and “Legal Matters.”

Very truly yours,

Luse Gorman, PC